UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 15, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000

(Registrant’s telephone number, including area code)

___________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Signatures

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Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement Amendments; Termination of Certain Employment Agreements with Vice Presidents

     Atlas Air, Inc. (“Atlas”) and Polar Air Cargo, Inc. (“Polar”), each a subsidiary of Atlas Air Worldwide Holdings, Inc. (“Holdings”, and together with Atlas and other subsidiaries of Holdings, the “Company”), is currently party to employment agreements with certain of its executive officers and certain other officers. Effective April 1, 2005, the Company and each of Jeffrey H. Erickson, President and Chief Executive Officer of Holdings, Atlas and Polar, and John W. Dietrich, Senior Vice President, General Counsel and Chief Human Resources Officer of Holdings, Atlas and Polar, has agreed to amend and restate his employment agreement, as further described below. In addition, the Company believes that it is in the best interests of the Company and its stockholders to phase out individual employment agreements of employees at the Vice President level, and accordingly, effective April 1, 2005, the employment agreements of eight employees of the Company at the Vice President level will be terminated with the consent of the affected employees, as further described below. In consideration of such termination, and after such termination date, certain benefits previously provided under such individual employment agreements will be preserved, and each such employee will thereafter participate in a Holding’s benefits program for individuals employed as Vice Presidents of Holdings, Atlas and Polar, or any other subsidiaries, to be developed by the Board of Directors of Holdings (the “Board”).

Mr. Erickson’s Employment Agreement

     Mr. Erickson’s employment agreement, entered into on September 1, 2002 and amended as of March 8, 2004, had an initial term of four years with automatic one-year renewals unless written notice was given by either party at least three months prior to such renewal. Mr. Erickson, whose initial title was President of Atlas, initially received an annual salary of $400,000 with his base salary increasing to $470,000 on March 19, 2003. He was subsequently named President and Chief Executive Officer of Holdings, Atlas and Polar and his base salary was increased to $510,000. Under the agreement, Mr. Erickson was eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial and Mr. Erickson’s individual performance for each calendar year during his employment, (ii) an annual automobile allowance on a tax grossed-up basis for either a company automobile or a purchased automobile, in either case valued at up to $40,000, (iii) commuting benefits, (iv) options to purchase 37,500 shares of Holdings common stock at an exercise price of $2.85 per share, vesting ratably over the four year employment period, (v) other customary benefits available to Company management employees, and (vi) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Erickson for Good Reason (as defined in the agreement), his then-base salary for a period of 18 months. The agreement also contained customary non-competition provisions.

     Effective April 1, 2005, Mr. Erickson’s employment agreement will be amended and restated to provide that (i) in lieu of a four-year term, the employment period would run from September 1, 2002 until termination by either party upon notice as described above or in accordance with other terms of the agreement, (ii) Mr. Erickson’s base salary was increased to $524,400, in consideration for the elimination of the automobile allowance described above, (iii) Mr. Erickson would be eligible to participate in Holdings’ Annual Incentive Plan (the “Annual Incentive Plan”), an employee benefit plan to be developed by the Compensation Committee (the “Compensation Committee”) of the Board, upon substantially the same terms and in lieu of the annual incentive bonus described above, (iv) the automobile allowance referred to in (ii) above was eliminated and in lieu of the tax gross-up related to such automobile allowance, Mr. Erickson will receive a one-time cash payment of $20,000 and (v) the commuting benefits described above were discontinued. Mr. Erickson’s stock options had previously been cancelled as a result of the Company’s emergence from Chapter 11 bankruptcy

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proceedings and the cancellation of the Company’s former class of common stock. The Company will file Mr. Erickson’s amended and restated employment agreement as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

Mr. Dietrich’s Employment Agreement

     Mr. Dietrich’s employment agreement, entered into on March 19, 2003 and amended as of August 1, 2003 and January 29, 2004, had an initial term of three years with automatic one-year renewals unless written notice was given by the Company at least three months prior to such renewal or by Mr. Dietrich prior to such renewal. Mr. Dietrich, whose initial title was Vice President of Legal and Acting General Counsel of Atlas and Holdings, initially received an annual salary of $205,700. He was subsequently named (x) Vice President of Legal and General Counsel of Holdings, Atlas and Polar on March 19, 2003 with his base salary increasing to $240,000 at such time and (y) Senior Vice President, General Counsel and Chief Human Resources Officer of Holdings, Atlas and Polar on May 15, 2003 with his base salary increasing to $260,000 as of February 1, 2004 and $280,000 as of June 30, 2004. Under the agreement, Mr. Dietrich was eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial and Mr. Dietrich’s individual performance for each calendar year during his employment, (ii) an automobile allowance on a tax grossed-up basis for either a company automobile or a leased automobile, valued at an amount similar to that of other Company officers, (iii) other customary benefits available to Company management employees, and (vi) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Dietrich for Good Reason (as defined in the agreement), a lump sum payment equal to 18 months of his then-base salary.

     Effective April 1, 2005, Mr. Dietrich’s employment agreement will be amended and restated to provide that (i) in lieu of a three-year term, the employment period would run from March 19, 2003 until termination by either party upon notice as described above or in accordance with other terms of the agreement, (ii) Mr. Dietrich’s base salary was increased to $292,000, in consideration for the elimination of the automobile allowance described above, (iii) Mr. Dietrich would be eligible to participate in the Annual Incentive Plan, upon substantially the same terms and in lieu of the annual incentive bonus described above, (iv) the automobile allowance referred to in (ii) above was eliminated and in lieu of the tax gross-up related to such automobile allowance, Mr. Dietrich will receive a one-time cash payment of $19,000, (v) the lump sum payable in the event of termination of the agreement by Atlas for reasons other than Cause or by Mr. Dietrich for Good Reason was reduced to 12 months’ of his then-base salary, and in consideration of such reduction, Mr. Dietrich will receive a one-time cash payment of $119,000. The Company will file Mr. Dietrich’s amended and restated employment agreement as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

Employment Agreements with Vice Presidents

     The Company believes that it is in the best interests of the Company and its stockholders to phase out individual employment agreements of employees at the Vice President level, and it is the intent of the Company that it will not as a matter of course enter into individual employment agreements with employees at such level in the future. Accordingly, effective April 1, 2005, the employment agreements of eight employees of the Company at the Vice President level will be terminated with the consent of the affected employees. In consideration of such termination, and after such termination date, certain

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benefits previously provided under such individual employment agreements will be preserved, and each such employee will thereafter participate in a Holding’s benefits program for individuals employed as Vice Presidents of Holdings, Atlas and Polar and any other subsidiaries to be developed by the Board. In addition, in consideration of the elimination of certain benefits under the previous individual employment agreements, each affected employee will receive some or all of the following: (i) an increase in his/her base salary in consideration of the elimination of the automobile allowance previously provided to him/her, (ii) a one-time cash payment in consideration of the elimination of the tax gross-up previously provided to him/her in connection with his/her automobile allowance, and (iii) a one-time cash payment in consideration of the reduction in his/her severance eligibility from eighteen or twelve months, as applicable, to nine months of his/her then base salary, at a discount to the value of the foregoing severance. The total cost to the Company of such payments is $714,025. The Company is pursuing similar arrangements with other employees at the Vice President level.

Board Compensation

     On March 15, 2005, to be effective as of July 27, 2004 (the date of the Company’s emergence from bankruptcy), a ministerial clarification of the compensation of the Board was approved to reflect the non-employee Chairman of the Board and the non-employee Chairmen of the Committees of the Board (which shall include any ad hoc Committee established by the Board) shall be paid the following for attendance at meetings of the Board or at any meetings of Committees thereof: (i) for each meeting of the Board or Committee of the Board, including any ad hoc Committee, attended by its Chairman in person, a fee of $3,000, and (ii) for each meeting of the Board or Committee of the Board, including any ad hoc Committee, attended by its Chairman via teleconference or videoconference, a fee of $1,000.

     Following such ministerial clarification of certain Chairmen fees, the current cash compensation of Holdings’ Board is as follows: Each non-employee Director of Holdings will be paid $50,000 in cash compensation annually, and will also receive the following additional cash compensation, as applicable: (a) Each member of the Audit and Governance Committee, $15,000 annually; (b) Each member of the Compensation Committee, $5,000 annually; (c) Chairman of the Board, $75,000 annually; (d) Chairman of each of the Audit and Governance Committee and the Compensation Committee, $25,000 annually; (e) For each meeting of the Board or Committee of the Board, including any ad hoc Committee, attended in person by a member, a fee to such member of (x) $1,500 or (y) $3,000 if such member is its Chairman; (f)

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For each meeting of the Board or Committee of the Board, including any ad hoc Committee, attended via teleconference or videoconference, a fee to each such member of (x) $500 or (y) $1,000 if such member is its Chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: March 21, 2005	By:	/s/ Michael W. Borkowski

Name: Michael W. Borkowski
Title: Secretary and Senior Attorney

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